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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                           ORBITAL IMAGING CORPORATION


            SECTION 1. LAW, CERTIFICATE OF INCORPORATION AND BY-LAWS

                  1.1. These By-laws are subject to the Amended and Restated Certificate of Incorporation of the Corporation. In these By-Laws, references to law, the Amended and Restated Certificate of Incorporation and By-Laws mean the law, the provisions of the Amended and Restated Certificate of Incorporation and the By-Laws as from time to time in effect.

                            SECTION 2. STOCKHOLDERS

                  2.1. Annual Meeting. The annual meeting of stockholders shall be held at 1:00 p.m. on the last Thursday in April in each year, unless that day is a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors and transact such other business as may be required by law or these By-Laws or as may properly come before the meeting.

                  2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the Chairman of the Board, if any, the President or the Board of Directors. A special meeting of the stockholders shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by the Assistant Secretary or some other officer, upon application of a majority of the directors. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour and purposes of the meeting.

                  2.3. Place of Meeting. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place within or without the State of Delaware as may be determined from time to time by the Chairman of the Board, if any, the President or the Board of Directors. Any adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

                  2.4. Notice of Meeting. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the meeting, to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws, is entitled to notice, by leaving such notice with him or her at his or her residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the Corporation. Such notice shall be given by the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting, by the officer calling the meeting. As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken, except that if the adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of stockholders

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or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

                  2.5. Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the Amended and Restated Certificate Of Incorporation or by these By-Laws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

                  2.6. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws.

                  2.7. Proxy Representation. Every stockholder may authorize another person or persons; to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may, but need not be, limited to specified action; provided, however, that a proxy limits authorization to a meeting or meetings of stockholders, unless otherwise specifically provided, such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

                  2.8. Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the, validity aid effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness, to all stockholders.
On request of the person presiding at the meeting, the

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inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

                  2.9. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his or her name. The stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

                         SECTION 3. BOARD OF DIRECTORS

                  3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors who shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the Amended and Restated Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

                  3.2. Number and Term of Office. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, the Board of Directors shall consist of five members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or at a special meeting; provided that so long as any shares of the Corporation's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") are outstanding, and except as otherwise provided in the Amended and Restated Certificate of Incorporation, the number of directors shall not be fixed at any number other than five without approval of a majority of the holders of Series A Preferred Stock. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3, and each director elected shall hold office until his or her successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

                  3.3. Vacancies and New Directorships. Except as otherwise provided in the Amended and Restated Certificate of Incorporation, vacancies and any newly created directorships, resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers, notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Amended and Restated Certificate of Incorporation or of these By-Laws as to the number of directors required for a quorum or for any vote or other actions.

                  3.4. Committees. The Board of Directors may, by vote of a majority of the whole Board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the sale of the Corporation to be affixed to all

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papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his or her alternate, if any, the member of members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Notwithstanding anything in this Section 3.4 to the contrary, so long as any shares of the Series A Preferred Stock are outstanding, each committee of the Board of Directors shall have as a member at least one director nominated for such directorship by the holders of a majority of the shares of Series A Preferred Stock outstanding at such time (each such director, a "Series A Director").

                  3.5. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places within or without the State of Delaware and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same pace as the annual meeting of stockholders.

                  3.6. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware designated in the notice of the meeting, when called by the Chairman of the Board, if any, the President, or by one-third (1/3) or more in number of the directors, reasonable notice thereof being given to each directory by the Secretary or by the Chairman of the Board, if any, the President or any one of the directors calling the meeting.

                  3.7. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight (48) hours or by telegram at least twenty-four (24) hours before the meetings, addressed to him or her at his or her usual or last known business or residence address, or to give notice to him or her in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to; any director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

                  3.8. Quorum. Except as may be otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws, at any meeting of the directors, a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third (1/3) of the total number of directors constituting the whole Board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                  3.9. Action by Vote. Except as may be otherwise provided by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws, when a quorum is present at any meeting, the vote of a majority of the directors present shall be the act of the Board of Directors; provided that so long as any share of Series A Preferred Stock are outstanding, such a majority shall include at least one Series A Director.

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                  3.10. Action Without a Meeting. Any action required or
permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of such committee. Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.

                  3.11. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

                  3.12. Compensation. In the discretion of the Board of Directors, each director may be paid such fees for his or her services as director and be reimbursed for his or her reasonable expenses incurred in the performance of his or her duties as director as the Board of Directors from time to time may determine. Nothing contained in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

                         SECTION 4. OFFICERS AND AGENTS

                  4.1. Enumeration: Qualification. The officers of the Corporation shall be a President, a Treasurer, a Secretary and such other officers, if any, as the Board of Directors from time to time may in its discretion elect or appoint, including, without limitation, a Chairman of the Board, one or more Vice Presidents and a controller. The Corporation may also have such agents, if any, as the Board of Directors from time to time may in its discretion choose. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person.

                  4.2. Powers. Subject to law, to the Amended and Restated Certificate of incorporation and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the Board of Directors may from time to time designate.

                  4.3. Election. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time.

                  4.4. Tenure. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her respective successor is chosen and qualified under a shorter period shall have been specified by the terms of his or her election or appointment or, in each case, until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the directors, or the officer by whom he or she was appointed or by the officer who then holds agent appointive power.

                  4.5. Chairman of the Board of Directors, President and Vice President. The chairman of the Board, if any, shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise specifies, the Chairman of the Board or, if there is none, the Chief Executive Officer, shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the Board of Directors.

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                  Unless the Board of Directors otherwise specifies, the
President shall be the chief executive officer and shall have direct charge of all business operations of the Corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the Corporation.

                  Any Vice Presidents shall have such duties and powers as shall be set forth in these By-Laws or as shall be designated from time to time by the Board of Directors or by the President.

                  4.6. Treasurer and Assistant Treasurers. Unless the Board of Directors otherwise specifies, the Treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designed from time to time by the Board of Directors or by the President. If no controller is elected, the Treasurer shall, unless the Board of Directors otherwise specifies, also have the duties and powers of the controller.

                  Any Assistant Treasurers shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President or the Treasurer.

                  4.7. Controller and Assistant Controllers. If a Controller is elected, he or she shall, unless the Board of Directors otherwise specifies, be the chief accounting officer of the Corporation and be in charge of its books of account and accounting records, and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President or the Treasurer.

                  Any Assistant Controller shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President, the Treasurer or the Controller.

                  4.8. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the stockholders, of the Board of Directors and of committees of the Board of Directors in a book or series of books to be kept therefore and shall file therein all actions by written consent of stockholders or directors. In the absence of the Secretary from any meeting, an Assistant Secretary, or, if there be none, or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He or she shall have such other duties and powers as may from time to time be designated by the Board of Directors of the President.

                  Any Assistant Secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the President or the Secretary.

                     SECTION 5. RESIGNATIONS AND REMOVALS.

                  5.1. Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, if any, the President, or the Secretary or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time and without, in either case, the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by director to fill vacancies in the board) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. A director or officer resigning and (except where a right to receive compensation shall be expressly provided n a duly authorized written agreement with the

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Corporation) no director or officer premoved shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or, in the case of removal, the body action on the removal, shall in their or its discretion provide for compensation.

                              SECTION 6. VACANCIES

                  6.1. If the office of the President or the Treasurer or the Secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term and, in the case of the President, the Treasurer and the Secretary, until his or her successor is chosen and qualified or, in each case, until he or she sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 5.3 of these By-Laws.

                            SECTION 7. CAPITAL STOCK

                  7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him or her, in such form as shall, in conformity to law, the Amended and Restated Certificate of Incorporation and the By-Laws, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the time of its issue.

                  7.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim on account thereof, as the Board of Directors may prescribe.

                     SECTION 8. TRANSFER OF SHARES OF STOCK

                  8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Amended and Restated Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

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                  It shall be the duty of each stockholder to notify the
Corporation of his or her post office address.

                  8.2. Record Date and Closing Transfer Books. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt request, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other awful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment, exercise or other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto,

                           SECTION 9. CORPORATE SEAL

                  9.1. Subject to alteration by the directors, the seal of the Corporation shall consist of a flat-faced circular die with the word "Delaware" and the name of the Corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.

                        SECTION 10. EXECUTION OF PAPERS

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                  10.1. Except as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, draft or other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, if any, the President, a Vice President or the Treasurer.

                            SECTION 11. FISCAL YEAR

                  11.1. The fiscal year of the Corporation shall end on the 31st day of December of each year.

                             SECTION 12. AMENDMENTS

                  12.1. These By-Laws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the stock outstanding and entitled to vote; provided, however, that so long as any shares of Series A Preferred Stock are outstanding, Section 3.2, 3.3, 3.4,
3.9 and 5.1 of these By-Laws may not be amended or repealed without the written consent of one Series A Director. Subject to the proviso in the preceding sentence, any By-Law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

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